Midway Provides Construction Update for Pan Gold Project, Nevada

DENVER, CO – January 16, 2015 – Midway Gold Corp today provides a progress update for the Pan Mine, the Company’s first open pit, heap leach operation in Nevada. Following thorough review of Pan operations and construction progress in 2014, Midway expects a first gold pour in the first quarter of 2015. Construction at Pan is approximately 85% complete. Pictures of the progress at Pan can be accessed via the following link: http://www.midwaygold.com/projects/pan/

Midway’s President & CEO, Mr. William Zisch stated, “Since coming on board December 10th, I have had the chance to review many aspects of the Pan Project and Pan Operations. I have gotten to know our people and other assets of the company. I have come to understand some of our immediate challenges and our near term opportunities. This update reflects our recent reviews and the current status of the Pan Project and Operations.

As we ramp up operations, we are evaluating the performance of the mine and will look at opportunities to improve efficiency while considering ways to optimize production. When we complete construction and begin leaching, I will be in a position to provide meaningful operating guidance for 2015.”

Pan Progress Update

Since 2010, the Midway team has advanced from exploration through development at a commendable pace and is now preparing to complete mine construction and commence production. As might be expected during our final stage of construction and commissioning, there are many critical path actions items, and any unplanned events have the potential to result in delays. Two recent developments have resulted in delays that will push our previous end of January estimate for first gold to a broader projection for production in the first quarter of 2015. A mechanical malfunction in one of our two production water wells has extended the time required to fill our operating pond to the level necessary to initiate irrigation of the ore on the pad. The well is currently under repair and plans for a third production well are in progress to mitigate this risk in the future. A second source of delay is related to the issuance of building and occupancy permits at the state and county level. It has been an ongoing challenge for our team to accurately predict and control the time required for issuance of these final operating permits. We have broadened our timeline for first production to the first quarter of 2015 due to these uncertainties.

January 16th, 2015

The total capital expenditure for Pan construction is estimated at $81 million and the preliminary estimate of project spending as of the end of December 2014 is about $69 million. We have drawn $37 million of the $53 million project finance facility that is in place with Commonwealth Bank of Australia (“CBA”, see December 1, 2014 press release).

Mining operations with Ledcor continue to ramp up. At the end of 2014, 1.7 million tons had been placed on the leach pad. We are currently assessing the timing for first irrigation and leaching of the heap. This will rely, in part, on our ability to return to full pumping capacity from the second production well. When we do initiate leaching from our first well, our production will be constrained until we place the repaired second well back into service. At that point, we will be able to apply solution to meet our design capacity and allow us to “catch up” to the ore that has been placed on the pad. In light of these uncertainties, it is difficult to pin down development milestones, however, our current best estimate for when we will begin irrigating the heap with water is January 26th and our best estimate for when we will begin to add cyanide to our leach solution is February 11th.

In addition to our efforts at the operating level, Midway is also focused on managing risks inherent in our industry. To that end, we have a gold price hedge in place at $1,200 per ounce to protect gold production in our initial years (see October 7, 2014 press release). We have also placed a diesel price hedge for 75% of our estimated diesel usage over the life of the debt financing with CBA to capture cost advantages associated with the recent downturn in oil prices. We are working diligently to reach our first gold production and look forward to this milestone with great anticipation. We are also focused on 2015 operations as a new gold producer. Our emphasis is on operational efficiency and we expect to provide formal guidance for 2015 production once we have realized our initial production. We endeavor to provide responsible reporting of targets, timelines and progress and Midway Gold is committed to achieving profitable and sustainable production and providing a reasonable financial return to our shareholders. We expect to accomplish this objective by focusing on Nevada projects that are simple, manageable and financeable and we enthusiastically embrace our transition to a producing company in 2015.

January 16th, 2015

About the Pan Project, Nevada

The Pan project is a simple, oxidized, Carlin-style gold deposit mineable by shallow open pit methods and treatable by heap leaching. Pan completed the required NEPA permitting process in December 2013, and is currently in late-stage construction with gold production expected in the first quarter of 2015. Midway contracted with Ledcor in 2014 to provide all mining-related services including manpower and equipment. This approach reduces the capital required for Pan construction and startup. Based on metallurgical work completed in 2013, the Company initially plans to leach run-of-mine material (see September 17, 2013 press release), therefore eliminating the originally planned 2-stage crushing circuit in the first years of mining at Pan.

 About Midway Gold Corp.

Midway is an emerging gold producer on track for production from its first project in Q1 2015. Midway’s Pan Mine will be a simple, open pit/heap leach operation in White Pine County, Nevada with low projected capital costs. Midway’s management team has solid experience finding, building, and operating mines in Nevada. Midway focuses on projects that are simple, manageable and financeable.

January 16th, 2015

Midway Gold Corp.

Jaime Wells, 720-979-0900

Investor Relations

jwells@midwaygold.com

www.midwaygold.com

Neither the TSX its Regulation Services Provider (as that term is defined in the policies of the TSX) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans, , scheduled milestones, expectations regarding completion of construction of the Pan Mine, commencement of gold production, timing of first gold pour, initiation of irrigation and leaching, projections concerning capital and costs, projected mine economics , and other statements, estimates or expectations. Forward-looking statements are typically identified by words such as: “may”, “should”, “plan”, “believe”, “predict”, “expect”, “anticipate”, “intend”, “estimate”, postulate”, “scheduled” and similar expressions or the negative of such expressions or which by their nature refer to future events. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of intended work plans, risks related to fluctuations in gold prices; uncertainties related to raising or accessing sufficient financing to fund the planned work in a timely manner and on acceptable terms; inability to meet the covenants, terms or conditions precedent to access funding from financing facilities; availability and determinations of insurance coverage for losses or damage to the Pan project; changes in planned work or delays resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; changes in interest and currency exchanges rates; local and community impacts and issues; environmental costs and risks; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.